EXHIBIT 99.1

For Immediate Release	5995 Plaza Drive Cypress, California 90630 Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason Media Relations (714) 226-3530	Suzanne Shirley Investor Relations (714) 226-3470

PacifiCare Health Systems Announces 1st Quarter 2004 Results
and Raises Full-Year 2004 EPS Guidance

•	First quarter GAAP EPS was $0.71 per diluted share
•	Total revenue up 8.2% from prior year
•	Commercial risk membership grew by 35,000 from prior quarter
•	Commercial MLR improved 130 basis points year-over-year
•	Commercial gross margin increased 21% from prior year
•	First sequential Medicare+Choice membership increase in 3 years
•	Full-year 2004 diluted EPS guidance raised $0.12 to $3.07 to $3.17
•	New net income guidance up 33% over prior year, excluding favorable reserve developments and costs of equity clawback in 2003

CYPRESS, Calif., April 29, 2004 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the first quarter ended March 31, 2004 was $67 million, or $0.71 per diluted share. This compares with reported net income of $71 million, or $0.96 per diluted share, for the first quarter of 2003. Results in the first quarter of 2003 included $40 million ($25 million net of tax, or $0.33 per diluted share) in favorable changes in estimates for health care costs in 2002 and prior periods. All EPS numbers in this release have been adjusted to reflect the 2-for-1 stock split that was effective January 20, 2004.

“The first quarter results demonstrated continued positive momentum that has carried over from the prior year, especially in our commercial business,” said Chairman and Chief Executive Officer Howard Phanstiel. “This is the third consecutive quarter of profitable commercial membership growth, and the first sequential increase in our Medicare+Choice membership in three years. We are encouraged by the outlook for the rest of 2004 and are pleased to be in a position to increase our net income estimates for the year to $296 to $306 million, which translates into diluted EPS of $3.07 to $3.17 based on an average of 96.6 million shares outstanding during 2004.”

This new net income guidance represents a 33% increase over 2003, after excluding the favorable reserve developments and the effect of equity clawback costs as the company previously disclosed for that year.

Revenue and Membership

First quarter 2004 revenue of $3.0 billion was 8.2% higher than the same quarter a year ago, primarily due to an increase in commercial premiums of 10% per member per month (PMPM) and senior premium increases of 5% PMPM. Additionally, commercial risk membership rose by 35,000, or 2%, sequentially and Medicare+Choice membership grew by 7,000 from the prior quarter.

Specialty and Other revenue grew 28% over the first quarter last year, primarily due to a 43% increase in revenue at the company’s pharmacy benefit management subsidiary, Prescription Solutions. This revenue growth was driven by an increase in unaffiliated membership, which rose by 630,000 or 35% year-over-year, and an increase in the mail order prescription fulfillment rate for total membership, which has risen from 19.5% to 24.5%.

Health Care Costs

The private sector commercial medical loss ratio (MLR) improved 130 basis points year-over year, to 83.6%. This was the result of the company’s continued pricing discipline and focus on health care cost management, as well as a shift in the mix of business to smaller groups that typically have lower MLRs.

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The government sector senior MLR was up 160 basis points, to 86.6%, compared with the first quarter of last year. This is consistent with previously disclosed expectations for a full-year government sector senior MLR of 86.5% to 87.5%. Before the recent passage of new Medicare legislation, the company had already planned for an increase in this MLR to reflect a more normal seasonal pattern of utilization than in 2003. Additionally, the new legislation required that 100% of the increased funding for the Medicare+Choice program in 2004 be passed through to members and providers in the form of increased member benefits and provider payments, further increasing the MLR.

The first quarter consolidated medical loss ratio (MLR) of 85.1% increased 30 basis points from the first quarter of 2003 and was up 150 basis points sequentially.

Selling, General & Administrative Expenses

The SG&A expense ratio of 12.5% for the first quarter of 2004 increased by 30 basis points year-over-year, but decreased 230 basis points from the prior quarter. Two-thirds of the year-over-year rise in this ratio is attributable to an increase in stock-based compensation expense, which the company elected to expense beginning in 2003 in connection with Statements of Financial Accounting Standards No. 123.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled $1.1 billion at March 31, 2004, which was approximately $77 million higher than the prior quarter, while the IBNR component of MCBP increased by $65 million, or 8%, sequentially.

Cash flow used in operations in the first quarter of 2004 was $218 million. However, adjusted cash flow from operations was $164 million, or 2.4 times net income, excluding the normal first quarter timing effect of the receipt of the January 2004 Medicare+Choice premium payment in December 2003.

3

Days claims payable for the first quarter compared to the prior quarter decreased to 40.6 days from 41.3 days. After excluding the non-risk, capitated portion of the company’s business, days claims payable decreased 4.3 days to 69.5. The decrease in days claims payable is due principally to the effect of favorable changes in estimates that occurred and were previously disclosed in 2003.

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Thursday, April 29, 2004 at 2:00 PM Pacific time, 5:00 PM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (800) 857-9879, password “PacifiCare”. A replay of the call will be available through May 20, 2004 at (800) 568-9697. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on About PacifiCare, Investor Relations, and then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP results to non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

Risk Factors Regarding Forward-Looking Statements

The statements in this news release, including those made by Howard Phanstiel that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, the effects of the new Medicare legislation, the success of the company’s new commercial products and related increases in commercial membership, and statements related to 2004 earnings guidance. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected membership targets as a result of premiums or benefit adjustments, inability to execute cost control strategies, including medical management programs, actual medical claims differing from current estimates, inability to maintain required capital levels at the company’s regulated subsidiaries, inability to maintain profitability and growth at the company’s specialty businesses, provider financial problems or bankruptcy, provider contracts oversight relations and other matters, unexpected increases in competition, new regulations or

4

laws relating to capitation, Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters, inability of proposed new portfolio offerings to improve membership and profitability, the inability to comply with existing bank covenants, and earnings dilution caused by potential conversion of the company’s convertible debt into common stock. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

PacifiCare Health Systems serves more than 3 million health plan members and approximately 9 million specialty plan members nationwide, and had annual revenues in 2003 of about $11 billion. PacifiCare is one of the nation’s largest consumer health organizations, offering individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Specialty operations include behavioral health, dental and vision, and complete pharmacy and medical management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

5

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)
	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2004	2003 (1)
Revenue:
Commercial	$1,386,318	$1,232,116
Senior	1,410,113	1,369,748
Specialty and other	149,847	116,743
Net investment income	17,845	20,988

Total operating revenue	2,964,123	2,739,595
Expenses:
Health care services and other:
Commercial	1,168,563	1,052,673
Senior	1,224,961	1,161,556
Specialty and other	81,072	61,534

Total health care services and other	2,474,596	2,275,763

Selling, general and administrative expenses	369,052	331,231

Operating income	120,475	132,601
Interest expense	(10,817)	(19,550)

Income before income taxes	109,658	113,051
Provision for income taxes	42,657	42,281

Net income	$67,001	$70,770

Weighted average common shares outstanding used to calculate basic earnings per share (2)	84,271	72,084

Basic earnings per share (2)	$0.80	$0.98

Weighted average common shares and equivalents outstanding used to calculate diluted earnings per share (2)	95,463	74,010

Diluted earnings per share (2)	$0.71	$0.96

OPERATING STATISTICS
Medical loss ratio:
Consolidated	85.1%	84.8%
Private — Commercial	83.6%	84.9%
Private — Senior	83.1%	63.1%
Private — Consolidated	83.6%	84.6%
Government — Senior	86.6%	85.0%
Government — Consolidated	86.6%	85.0%
Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	12.5%	12.2%
Operating income as a percentage of operating revenue	4.1%	4.8%
Effective tax rate	38.9%	37.4%

(1)	Presentation changes have been made to March 31, 2003 to conform to the 2004 presentation.

(2)	All applicable per share amounts reflect the retroactive effect of the two-for-one common stock split in the form of a stock dividend that was effective January 20, 2004.

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)	Three Months Ended
	March 31,

(In thousands)	2004	2003 (1)
Operating activities:
Net income	$67,001	$70,770
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,016	11,260
Tax benefit realized upon exercise of stock-based compensation	9,811	236
Stock-based compensation expense	9,452	3,158
Amortization of intangible assets	4,946	5,566
Deferred income taxes	2,215	2,520
Amortization of notes receivable from sale of fixed assets	(1,360)	(1,368)
Provision for doubtful accounts	(1,220)	2,264
Amortization of capitalized loan fees	1,077	1,222
Loss on disposal of property, plant and equipment and other	205	2,540
Amortization of discount on 10 3/4% senior notes	71	109
Employee benefit plan contributions in treasury stock	—	1,363
Changes in assets and liabilities:
Receivables, net	(47,373)	(33,519)
Prepaid expenses and other assets	(12,615)	(35,706)
Medical claims and benefits payable	77,000	56,200
Accounts payable and accrued liabilities	42,525	58,626
Unearned premium revenue	(381,782)	(402,293)

Net cash flows used in operating activities	$(218,031)	$(257,052)

Investing activities:
(Purchase) sale of marketable securities, net	$(58,689)	$41,950
Sale (purchase) of marketable securities — restricted	29,190	(3,144)
Purchase of property, plant and equipment	(14,241)	(9,977)
Proceeds from the sale of property, plant and equipment	—	15

Net cash flows (used in) provided by investing activities	$(43,740)	$28,844

Financing activities:
Proceeds from issuance of common stock	$21,246	$2,898
Payments on software financing agreement	(2,605)	(1,089)
Purchase of treasury stock	(2,512)	—
Principal payments on long-term debt	(491)	(20,200)

Net cash flows provided by (used in) financing activities	$15,638	$(18,391)

Net decrease in cash and equivalents	$(246,133)	$(246,599)
Beginning cash and equivalents	1,198,422	951,689

Ending cash and equivalents	$952,289	$705,090

(1)	Presentation changes have been made to March 31, 2003 to conform to the 2004 presentation.

PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)
	March 31,	December 31,	March 31,
(In thousands)	2004	2003	2003
Assets:
Cash, equivalents and marketable securities	$2,380,435	$2,558,142	$1,898,559
Receivables, net	315,896	265,943	322,358
Property, plant and equipment, net	151,427	149,407	157,847
Goodwill and intangible assets, net	1,199,266	1,204,212	1,220,554
Other assets	420,340	441,600	417,860

Total assets	$4,467,364	$4,619,304	$4,017,178

Liabilities and equity:
Total medical claims and benefits payable	$1,104,500	$1,027,500	$1,100,700
Current portion of long-term debt	6,232	7,496	107,229
Long-term debt	610,939	612,700	710,620
Other liabilities	778,288	1,120,071	690,818
Total stockholders’ equity	1,967,405	1,851,537	1,407,811

Total liabilities and equity	$4,467,364	$4,619,304	$4,017,178

MEMBERSHIP DATA

	March 31,	December 31,	March 31,
	2004	2003	2003
Commercial:
HMO	1,973,100	1,994,800	2,039,700
PPO	240,000	183,500	99,700
Employer self-funded	26,900	24,600	29,900

	2,240,000	2,202,900	2,169,300

Senior:
M+C	689,000	682,300	706,600
Medicare Supplement	30,400	26,900	21,200

	719,400	709,200	727,800

Total membership	2,959,400	2,912,100	2,897,100

Pharmacy benefit management (A)	5,385,300	4,983,500	4,693,100
Behavioral health (B)	3,789,600	3,660,100	3,778,200
Dental and vision (B)	807,800	719,600	694,700

(A)	Pharmacy benefit management membership includes PacifiCare members that are in our commercial, M+C or Medicare Supplement plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(B)	Behavioral health, dental and vision membership includes PacifiCare members in our commercial, M+C and Medicare Supplement that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.
Membership Information
(Unaudited)

(In thousands)

	March 31, 2004			December 31, 2003			March 31, 2003
		Senior			Senior			Senior
	Commercial	M+C	TOTAL	Commercial	M+C	TOTAL	Commercial	M+C	TOTAL
Managed Care Membership(1)
Arizona	162.5	92.0	254.5	159.9	86.6	246.5	153.5	87.3	240.8
California	1,477.1	357.5	1,834.6	1,410.4	348.4	1,758.8	1,387.3	359.8	1,747.1
Colorado	247.6	52.2	299.8	229.3	52.6	281.9	213.7	55.2	268.9
Guam	27.1	—	27.1	26.4	—	26.4	31.4	—	31.4
Nevada	34.6	25.2	59.8	33.3	25.3	58.6	25.9	26.6	52.5
Oklahoma	83.4	15.8	99.2	96.7	18.4	115.1	102.1	19.2	121.3
Oregon	58.2	23.4	81.6	61.1	24.0	85.1	64.3	24.9	89.2
Texas	86.2	74.7	160.9	116.0	74.5	190.5	121.5	79.1	200.6
Washington	63.3	48.2	111.5	69.8	52.5	122.3	69.6	54.5	124.1

Total Managed Care Membership	2,240.0	689.0	2,929.0	2,202.9	682.3	2,885.2	2,169.3	706.6	2,875.9

Total Membership
Commercial
HMO			1,973.1			1,994.8			2,039.7
PPO			240.0			183.5			99.7
ASO			26.9			24.6			29.9

Total Commercial			2,240.0			2,202.9			2,169.3

Senior
M+C			689.0			682.3			706.6
Med/Senior Supplement			30.4			26.9			21.2

Total Senior			719.4			709.2			727.8

Total Membership			2,959.4			2,912.1			2,897.1

	March 31, 2004			December 31, 2003			March 31, 2003
	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL	PacifiCare	Unaffiliated	TOTAL
Specialty Membership
Pharmacy benefit management (2)	2,959.4	2,425.9	5,385.3	2,912.1	2,071.4	4,983.5	2,897.1	1,796.0	4,693.1
Behavioral health (3)	2,000.7	1,788.9	3,789.6	2,013.4	1,646.7	3,660.1	2,009.8	1,768.4	3,778.2
Dental and vision (3)	581.8	226.0	807.8	485.0	234.6	719.6	458.1	236.6	694.7

(1)	Managed care membership includes HMO and PPO membership whether risk or self-funded.

(2)	Pharmacy benefit management PacifiCare membership represents members that are in our commercial, M+C or Medicare Supplement plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(3)	Behavioral health, dental and vision PacifiCare membership represents members in our commercial, M+C and Medicare Supplement that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.
Percent of Health Care Services and Other Expenses
Capitated vs. Other Expenses
(Unaudited)

(In millions)
	Three Months Ended March 31,
	2004				2003
	Commercial		Senior		Commercial		Senior
Capitation expense	$398	34%	$702	57%	$380	36%	$687	59%
All other health care services and other expenses	771	66%	523	43%	673	64%	475	41%

Total health care services and other expenses	$1,169	100%	$1,225	100%	$1,053	100%	$1,162	100%

PacifiCare Health Systems, Inc.
Changes in Medical Claims and Benefits Payable
(Unaudited)

(In thousands)

Balance December 31, 2003	$1,027,500
IBNR health care increases	65,400
<----- Primarily due to: (a) $52M related to a 4% increase in total risk membership and increases in health care costs, offset by an increase in claims paid and (b) a $13M increase in amounts owed to retail pharmacies due to an increase in pharmacy membership

Insolvency reserve	9,100	<----- Primarily due to an increase in the estimate of provider insolvency reserves
All other changes	2,500

Balance March 31, 2004	$1,104,500

PacifiCare Health Systems, Inc.
Medical Claims and Benefits Payable (MCBP) Information

		Three months ended					Month ended 3/31/2004
		3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004
Commercial	Days in the quarter	90	91	92	92	91
A	MCBP ($000s) at end of period	$694,758	$683,971	$649,432	$667,002	$714,442	$714,442
B	Total HMO and PPO commercial members (000s) at end of period	2,139	2,136	2,145	2,178	2,213	2,213
C=A/B	MCBP per member at end of period	$324.81	$320.21	$302.77	$306.25	$322.84	$322.84
D=A/(Health care costs/ Days in quarter)	Days claims payable	56.1	56.0	53.2	52.1	52.0	52.0
E	IBNR ($000s)(4)	$462,597	$462,474	$457,724	$505,311	$535,414	$535,414
F	Claims expense per day(4)	$6,198	$6,147	$6,178	$6,598	$7,176	$7,176
G=E/B	IBNR per member at end of period	$216.27	$216.51	$213.39	$232.01	$241.94	$241.94
H=E/F	IBNR days claims payable	74.6	75.2	74.1	76.6	74.6	74.6
I	Days to turn claims(1)(2)	62.0	62.6	60.4	62.2	62.2	60.0
J = H/I	IBNR days claims payable/days to turn claims ratio	1.20	1.20	1.23	1.23	1.20	1.24
Senior

A	MCBP ($000s) at end of period	$420,942	$390,929	$403,868	$360,498	$390,058	$390,058
B	Total HMO and Medicare Supplement members (000s) at end of period	728	722	713	709	719	719
C=A/B	MCBP per member at end of period	$578.22	$541.45	$566.43	$508.46	$542.50	$542.50
D=A/(Health care costs/ Days in quarter)	Days claims payable	32.6	31.3	32.9	29.8	29.0	29.0
E	IBNR ($000s)(4)	$312,564	$274,921	$281,865	$276,226	$298,866	$298,866
F	Claims expense per day(4)	$4,272	$3,809	$3,915	$3,997	$4,823	$4,823
G=E/B	IBNR per member at end of period	$429.35	$380.78	$395.32	$389.60	$415.67	$415.67
H=E/F	IBNR days claims payable	73.2	72.2	72.0	69.1	62.0	62.0
I	Days to turn claims(1)(2)	55.4	52.9	49.4	48.9	48.9	46.2
J = H/I	IBNR days claims payable/days to turn claims ratio	1.32	1.36	1.46	1.41	1.27	1.34
Consolidated

A	MCBP ($000s) at end of period	$1,115,700	$1,074,900	$1,053,300	$1,027,500	$1,104,500	$1,104,500
B	Total members (000s) at end of period	2,867	2,858	2,858	2,887	2,932	2,932
C=A/B	MCBP per member at end of period	$389.15	$376.10	$368.54	$355.91	$376.71	$376.71
D=A/(Health care costs/ Days in quarter)	Days claims payable	44.1	43.5	43.0	41.3	40.6	40.6
E	IBNR ($000s)(4)	$775,161	$737,395	$739,589	$781,537	$834,280	$834,280
F	Claims expense per day(4)	$10,470	$9,956	$10,093	$10,595	$11,999	$11,999
G=E/B	IBNR per member at end of period	$270.37	$258.01	$258.78	$270.71	$284.54	$284.54
H=E/F	IBNR days claims payable	74.0	74.1	73.3	73.8	69.5	69.5
I	Days to turn claims(1)(2)	59.1	58.6	55.6	56.4	56.4	54.0
J = H/I	IBNR days claims payable/days to turn claims ratio	1.25	1.26	1.32	1.31	1.23	1.29
K	Days receipts on hand(3)	6.3	5.0	5.4	5.5	5.4	5.4

Note 1 — Excludes Specialty Company and third party administered claims. These excluded claims do not materially impact the calculations.

Note 2 — March 31, 2004 days to turn claims assumes no further improvement in speed.
Note 3 — Excludes Specialty Company claims. These excluded claims do not materially impact the calculations.
Note 4 — Excludes pharmacy claims.

PacifiCare Health Systems, Inc.
Medical Claims and Benefits Payable (MCBP) Information
(unaudited)

	Q1 2004 compared to Q1 2003
Analysis	Commercial	Senior	Consolidated
Days to turn claims – March 31, 2004	62.2	48.9	56.4
Days to turn claims – March 31, 2003	62.0	55.4	59.1

Increase (decrease) in days to turn claims from March 31, 2003 to March 31, 2004	0.2	(6.5)	(2.7)
Q1 2003 claims expense per day ($000s)	$6,198	$4,272	$10,470

Expected IBNR increase (decrease) from improved speed of claims payments ($000s)	$1,240	($27,768)	($28,269)
Total members at March 31, 2003 (000s)	2,139	728	2,867
IBNR increase (decrease) per member from improved speed of claims payments	$0.58	($38.14)	($9.86)
MCBP per member at March 31, 2003	$324.81	$578.22	$389.15

Expected MCBP per member Q1 2003 assuming improved speed of claims payments	$325.38	$540.07	$379.29

MCBP per member at March 31, 2004	$322.84	$542.50	$376.71

MCBP per member increase over prior year	-0.8%	0.4%	-0.7%

Compares To:
Health care cost per member – Three months ended March 31, 2003(1)	$149.32	$506.39	$240.25
Health care cost per member – Three months ended March 31, 2004(1)	$160.65	$537.46	$253.78
Health care cost increase per member over first quarter of prior year	7.6%	6.1%	5.6%

Note 1 — Excludes pharmacy claims.

PacifiCare Health Systems, Inc.
Medical Loss Ratio Information
(Unaudited)

(In millions)

	COMMERCIAL			SENIOR			TOTAL
		Health Care			Health Care			Health Care
		Services			Services			Services
	Premiums	Expenses	MLR	Premiums	Expenses	MLR	Premiums	Expenses	MLR
Q1 2004:
Private Sector	$1,461.9	$1,222.7	83.6%	$23.6	$19.6	83.1%	$1,485.5	$1,242.3	83.6%
Government Sector	—	—	N/A	1,389.5	1,203.6	86.6%	1,389.5	1,203.6	86.6%
Consolidated	$1,461.9	$1,222.7	83.6%	$1,413.1	$1,223.2	86.6%	$2,875.0	$2,445.9	85.1%
Q1 2003:
Private Sector	$1,300.8	$1,104.6	84.9%	$18.3	$11.6	63.1%	$1,319.1	$1,116.2	84.6%
Government Sector	—	—	N/A	1,350.7	1,147.8	85.0%	1,350.7	1,147.8	85.0%
Consolidated	$1,300.8	$1,104.6	84.9%	$1,369.0	$1,159.4	84.7%	$2,669.8	$2,264.0	84.8%

PacifiCare Health Systems, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of operations:

(In millions)
	Three Months Ended
	March 31,
	2004	2003
Commercial:
Commercial revenue	$1,386.3	$1,232.1
Net effect of specialty premiums, administrative service fee revenue and eliminations	75.6	68.7

Consolidated commercial premiums	$1,461.9	$1,300.8

Commercial health care services and other expenses	$1,168.6	$1,052.7
Net effect of specialty health care services and other expenses and eliminations	54.1	51.9

Consolidated health care services expenses related to consolidated commercial premiums	$1,222.7	$1,104.6

Senior:
Senior revenue	$1,410.1	$1,369.7
Net effect of specialty premiums, administrative service fee revenue and eliminations	3.0	(0.7)

Consolidated senior premiums	$1,413.1	$1,369.0

Senior health care services and other expenses	$1,225.0	$1,161.6
Net effect of specialty health care services and other expenses and eliminations	(1.8)	(2.2)

Consolidated health care services expenses related to consolidated senior premiums	$1,223.2	$1,159.4

PacifiCare Health Systems, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)

The information presented below was prepared as of April 29, 2004 and may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking and cautionary statements contained in the Company’s filings with the Securities and Exchange Commission.

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Guidance Metrics

For the year ended December 31, 2003, our net income, as reported, included the impact of positive prior period changes in estimates related to 2002 and prior periods and the costs related to the equity clawback. Net income for 2003, as adjusted, is computed as 2003 net income as reported less the 2002 and prior period changes in estimate and the costs related to the equity clawback, amounts net of tax. As there was no comparable activity in 2004, we believe that these guidance metrics are useful to investors because they provide transparency to the earnings forecast.

(In millions)
2003 net income, as reported	$243
2002 and prior period changes in estimate, net of tax	(34)
Costs related to November 2003 equity offering and redemption of some of our 10 3/4% senior notes.	17

2003 net income, as adjusted	$226

Midpoint of 2004 net income guidance	$301
2003 net income, as adjusted	226

Increase from 2003 net income, as adjusted	$75

Percent increase from 2003 net income, as adjusted	33%